Exhibit 99.2
                          STOCK PURCHASE AGREEMENT

                                dated as of

                                May 28, 2001

                                  between

                              RCN CORPORATION

                                    and

                          RED BASIN, LLC, as Buyer


                     relating to the purchase and sale

                                     of

                         Common Stock and Warrants

                                     of

                              RCN CORPORATION



                             TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1 DEFINITIONS
         Section 1.01      Definitions........................................2

ARTICLE 2 PURCHASE AND SALE
         Section 2.01      Purchase and Sale..................................7
         Section 2.02      Closing............................................7
         Section 2.03      Certificates for Shares............................8
         Section 2.04      Use of Proceeds....................................9

ARTICLE 3 REPRESENTATIONS AND WARRANTIES
          OF THE CORPORATION
         Section 3.01      Corporate Existence and Power......................9
         Section 3.02      Corporate Authorization............................9
         Section 3.03      Actions or Filings.................................9
         Section 3.04      Non-contravention.................................10
         Section 3.05      Capitalization....................................10
         Section 3.06      Authorization of Common Shares and Warrant
                           Shares............................................11
         Section 3.07      Finders Fees......................................11
         Section 3.08      SEC Reports.......................................12
         Section 3.09      [Intentionally Omitted]...........................12
         Section 3.10      Financial Statements..............................12
         Section 3.11      Absence of Certain Changes........................12
         Section 3.12      Litigation........................................12
         Section 3.13      Offering of Common Shares.........................13
         Section 3.14      Governmental Authorizations.......................13

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER
         Section 4.01      Existence and Power...............................14
         Section 4.02      Authorization.....................................14
         Section 4.03      Actions or Filings................................14
         Section 4.04      Non-contravention.................................14
         Section 4.05      Purchase for Investment...........................15
         Section 4.06      Current Ownership.................................15
         Section 4.07      Voting Arrangements...............................15
         Section 4.08      Litigation........................................15
         Section 4.09      Finders' Fees.....................................15
         Section 4.10      HSR...............................................16

ARTICLE 5 COVENANTS OF THE CORPORATION
         Section 5.01      Access to Information.............................16
         Section 5.02      Restrictions Pending the Closing..................16
         Section 5.03      Other Transfers of Common Shares or
                           Warrant Shares....................................17
         Section 5.04      Pro Rata Participation............................17
         Section 5.05      [Intentionally Omitted]...........................18
         Section 5.06      Cross Ownership...................................18
         Section 5.07      HMTF Waiver; NSTAR Waiver.........................19

ARTICLE 6 COVENANTS OF BUYER
         Section 6.01      Confidentiality...................................20
         Section 6.02      Sale or Transfer of Common Shares or Warrant
                           Shares............................................21
         Section 6.03      Acquisition of Voting Securities..................22
         Section 6.04      Standstill........................................22

ARTICLE 7 COVENANTS OF BUYER AND THE CORPORATION
         Section 7.01      Required Regulatory Approvals; Reasonable
                           Best Efforts; Further Assurances..................27
         Section 7.02      Certain Filings...................................27
         Section 7.03      Public Announcements..............................28
         Section 7.04      Registration Rights Agreement; Warrants...........29
         Section 7.05      NASD Filing.......................................29

ARTICLE 8 CONDITIONS TO CLOSING
         Section 8.01      Condition to Obligations of Buyer and the
                           Corporation.......................................29
         Section 8.02      Conditions to Obligation of Buyer.................30
         Section 8.03      Conditions to Obligation of the Corporation.......31

ARTICLE 9 TERMINATION
         Section 9.01      Grounds for Termination...........................31
         Section 9.02      Effect of Termination.............................32

ARTICLE 10 SURVIVAL; INDEMNIFICATION
         Section 10.01     Survival of Representation and Warranties.........32
         Section 10.02     Indemnification...................................32
         Section 10.03     Procedures........................................33
         Section 10.04     Inspection; No Other Representations..............33
         Section 10.05     Exclusivity.......................................34

ARTICLE 11 MISCELLANEOUS
         Section 11.01     Notices...........................................34
         Section 11.02     Amendments and Waivers............................36
         Section 11.03     Expenses..........................................36
         Section 11.04     Assignment........................................36
         Section 11.05     Governing Law.....................................36
         Section 11.06     Jurisdiction......................................37
         Section 11.07     Counterparts; Third-Party Beneficiaries...........37
         Section 11.08     Entire Agreement..................................37
         Section 11.09     Captions..........................................37
         Section 11.10     Severability......................................37
         Section 11.11     Specific Performance..............................38
         Section 11.12     No Recourse.......................................38

EXHIBIT A    Current Ownership and Ownership Interests in Buyer
EXHIBIT B    Registration Rights
EXHIBIT C    Form of Warrant





                          STOCK PURCHASE AGREEMENT

         AGREEMENT dated as of May 28, 2001, between RCN Corporation, a Delaware corporation (the "Corporation"), and Red Basin, LLC, a Nebraska limited liability company (the "Buyer").

         WHEREAS, the Corporation desires to sell to Buyer (i) 7,661,074 shares of Common Stock (as defined herein) and (ii) 3,830,537 warrants to purchase shares of Common Stock at an exercise price of $12.928 per share in the form attached hereto as Exhibit C (the "Warrants") and Buyer desires to purchase such shares of Common Stock and Warrants from the Corporation, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, as soon as reasonably practicable following the execution of this Agreement, the Corporation shall either (i) commence a tender offer or (ii) enter into an agreement, pursuant to which, in each case, on the terms and subject to the conditions contained therein and which shall have been approved by the Board of Directors of the Corporation (or a committee thereof or duly authorized officer designated thereby), it will purchase (the "Note Purchase") for cash $50 million in aggregate of its issued and outstanding (i) 10% Senior Notes, due 2007, (ii) 111/8% Senior Discount Notes, due 2007, (iii) 9.8% Senior Discount Notes, due February 15, 2008,
(iv) 11% Senior Discount Notes, due July 1, 2008 and (v) 10.125% Senior Notes, due January 2010 (collectively, the "Notes");

         WHEREAS, it is a condition precedent to the sale of Common Shares (as defined herein) and the Warrants pursuant to this Agreement that the Note Purchase is consummated; and

         WHEREAS, it is a condition precedent to the Note Purchase that Buyer purchase the Common Shares and the Warrants pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE 1

                                DEFINITIONS

         Section 1.01 Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing. Solely for purposes of this Agreement, with respect to Buyer, the term "Affiliate" shall include each Buyer Member and their respective Affiliates, but shall exclude the Level 3 Holders and Double Eight Land Corp.; provided, however, that solely for purposes of calculating the Total Voting Power of Buyer, the Buyer Members and their respective Affiliates, shares of Common Stock owned (either directly or indirectly) by Double Eight Land Corp. shall be included in such calculation.

         "beneficial owner" has the meaning set forth in Rule 13d-3 under the Exchange Act, and derivative terms such as "beneficially own" shall be given corresponding meanings.

         "Board of Directors" means the Board of Directors of the Corporation.

         "Change of Control" means the occurrence of any of the following events: (a) any Person or Group is or becomes the beneficial owner (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Securities of the Corporation; or (b) the Corporation consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Securities of the Corporation are converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Corporation are converted into or exchanged for Voting Securities of the surviving or transferee corporation or its parent corporation and/or cash, securities or other property in an amount which could be paid by the Corporation under the terms of the Corporation's credit and financing agreements and (ii) immediately after such transaction no Person or Group is the beneficial owner (as defined herein, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Securities of the surviving or transferee corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         "Closing Date" means the date of the Closing.

         "Commission" means the Securities and Exchange Commission.

         "Common Equity" means shares of Common Stock, shares of Class B Stock and Convertible Securities.

         "Common Shares" means the shares of Common Stock to be issued on the Closing Date.

         "Common Stock" means the common stock, par value $1.00 per share, of the Corporation.

         "Controlled Affiliate" means, with respect to any Person, any corporation or other entity of which 75% or more of the securities or other ownership interests having ordinary voting power to elect directors to the Board of Directors (or other governing body) of such corporation or other entity are directly or indirectly owned by such Person.

         "Convertible Securities" means any securities convertible into or exchangeable or exercisable for Common Stock or Class B Stock.

         "Convertible Voting Securities" means securities convertible into or exchangeable or exercisable for Voting Securities.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Group" means a group within the meaning of Section l3(d)(3) of the Exchange Act

         "Level 3 Holders" means Peter Kiewit Sons', Inc., Level 3 Communications, Inc. and Level 3 Delaware Holdings, Inc. and any of their respective Controlled Affiliates.

         "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

         "Material Adverse Effect" means (i) with respect to the Corporation, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Corporation and its Subsidiaries, taken as whole, excluding any such effect resulting from or arising in connection with (A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which the Corporation and its Subsidiaries operate or (C) changes in general economic, regulatory or political conditions, or (ii) with respect to Buyer, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Buyer and its Subsidiaries, taken as a whole, excluding any such effect resulting from or arising in connection with (A) this Agreement, the transactions contemplated hereby or the announcement thereof, (B) changes or conditions generally affecting the industries in which Buyer and its Subsidiaries operate or (C) changes in general economic, regulatory or political conditions.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof

         "Qualified Director" means any individual who at the time of any such determination is a member of the Board of Directors and has continuously been a member of the Board of Directors since the date on which the Corporation consummated its initial public offering.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" means, with respect to any Person, any corporation or other entity (and any predecessor thereof) of which the securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are directly or indirectly owned by such Person.

         "Takeover Proposal" means any solicited or unsolicited tender or exchange offer (or a proposal therefor) or proposal for a merger, consolidation, sale of assets or other business combination or transaction (including a sale or issuance of equity securities or a proxy contest) that, in any such case, could reasonably be expected to result in a Change of Control.

         "Total Voting Power" means the aggregate number of votes which may be cast by holders of Voting Securities in respect of Voting Securities.

         "Voting Percentage" means, with respect to any Person, the percentage of the Total Voting Power beneficially owned by such Person.

         "Voting Securities" means securities of the Corporation ordinarily having the power to vote for the election of directors of the Corporation; provided that when the term "Voting Securities" is used with respect to any other Person it means the capital stock or other equity interests of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

         (b) Each of the following terms is defined in the Section set forth opposite such term:


Term                                            Section
Advance Pro Rata Notice                         5.04
Affiliated Permitted Transferee                 6.02
Authorizations                                  3.14
Bank Consent                                    3.04
Buyer Member                                    4.06
Buyer Proposal                                  6.04
Class B Stock                                   3.05
Closing                                         2.02
Damages                                         10.02
Demand Transferee                               11.04
Determination Period                            6.04
Exchange Agreement                              3.05
Fully Financed                                  6.04
Gross Up Adjustment                             10.02
HMTF Waiver                                     5.07
HSR Act                                         3.03
Indemnified Party                               10.03
Indemnifying Party                              10.03
Issuance                                        5.04
Listing Notification                            7.05
NASD                                            7.05
Negotiated Proposal                             6.04
Negotiation Notice                              6.04
Note Purchase                                   Recitals
Notes                                           Recitals
Offer                                           6.04
Per Share Purchase Price                        2.01
Permitted Actions                               6.04
Permitted Transferee                            6.02
Pro Rata Notice                                 5.04
Pro Rata Offerees                               5.04
Pro Rata Securities                             5.04
Proxy Statement                                 3.09
Regulatory Authorities                          3.03
Representatives                                 6.01
Rights                                          5.04
SEC Reports                                     3.05
Section 6.04(e) Event                           6.04
Series A Certificate                            5.07
Series A Preferred Stock                        3.05
Series B Preferred Stock                        3.05
Standstill Period                               6.04
Vulcan                                          3.05
Vulcan Purchase Agreement                       3.05
Vulcan Waiver                                   3.15
Warrants                                        Recitals
Warrant Shares                                  3.06

         (c) The following definitional provisions shall apply to this
Agreement:

                  (i) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (ii) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (iii) The terms "Dollars" and "$" shall mean United States Dollars.

                  (iv) References herein to a specific Section, Subsection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement, unless the express context otherwise requires.

                  (v) Wherever the word "include," "includes," or
         "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."


                                 ARTICLE 2

                             PURCHASE AND SALE

         Section 2.01 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Corporation agrees to sell to Buyer, and Buyer agrees to purchase from the Corporation, 7,661,074 shares of Common Stock and 3,830,537 Warrants at the Closing. The per share purchase price for the Common Shares (including the Warrants) is $6.5265 in cash (the "Per Share Purchase Price") and the aggregate purchase price is $50,000,000. The purchase price shall be paid as provided in Section 2.02.

         Section 2.02 Closing. The closing (the "Closing") of the purchase and sale of the Common Shares and the Warrants hereunder shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, as soon as possible, and in no event later than five business days after satisfaction or waiver of the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing), or at such other time or place as Buyer and the Corporation may agree. At the Closing:

         (a) Buyer shall deliver to the Corporation the Per Share Purchase Price multiplied by the aggregate number of Common Shares (which amount equals $50,000,000) in immediately available funds by wire transfer to an account of the Corporation with a bank designated by the Corporation, by notice to Buyer received not later than two business days prior to the Closing Date.

         (b) The Corporation shall deliver to Buyer a certificate for the Common Shares being purchased by Buyer hereunder and shall deliver to Buyer the Warrants.

         Section 2.03 Certificates for Shares. (a) Each certificate for Common Shares or Warrant Shares issued to Buyer shall (in addition to any other legend required to be borne on such Common Share or Warrant Share) bear the following legend:

         "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with such Act and other applicable laws."

         (b) Each certificate for Common Shares or Warrant Shares (in addition to any other legend previously borne by such Common Share or Warrant Share) beneficially owned by Buyer will bear the following legend:

         "The securities represented hereby are subject to certain restrictions under the terms of the Stock Purchase Agreement dated as of May 28, 2001, as amended from time to time, between RCN Corporation and Red Basin, LLC and may not be offered, sold, transferred or otherwise disposed of except in accordance with the terms of that Agreement."

         (c) The Corporation agrees that, at the request of Buyer or any Permitted Transferee, it will remove from the certificates representing any Common Shares or Warrant Shares the legend contemplated by subsection (a) regarding the restriction under the Securities Act in the event that outside counsel for Buyer or such Permitted Transferee determines that the transfer of such Common Shares or Warrant Shares is no longer restricted by the Securities Act and outside counsel for the Corporation concurs in such determination (such concurrence not to be unreasonably withheld). The Corporation agrees that, at the request of Buyer, it will remove from the certificates representing Common Shares or Warrant Shares the legend contemplated by subsection (b) regarding the restrictions under this Agreement at the time after which such restrictions are no longer applicable. If Buyer transfers any Common Shares or Warrant Shares in accordance with Section 6.02, the Corporation will issue to such transferee a certificate representing such transferred Common Shares or Warrant Shares without the legend contemplated by subsection (b) regarding the restrictions under this Agreement.

         Section 2.04 Use of Proceeds. The proceeds from the sale of the Common Shares hereunder shall be used by the Corporation solely to purchase the Notes pursuant to the Note Purchase and to pay the costs and expenses incurred in connection with the transactions contemplated hereby and the Note Purchase.


                                 ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES
                             OF THE CORPORATION

         The Corporation represents and warrants to Buyer as of the date hereof and as of the Closing that:

         Section 3.01 Corporate Existence and Power. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted.

         Section 3.02 Corporate Authorization. (a) The execution, delivery and performance of this Agreement by the Corporation is within the Corporation's corporate powers and, except for any required approval of the Corporation's stockholders, has been duly authorized by all necessary corporate action on the part of the Corporation.

         (b) This Agreement constitutes a legal and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (ii) for limitations imposed by general principles of equity.

         Section 3.03 Actions or Filings. Except as set forth on Schedule
3.03 hereto, the execution, delivery and performance of this Agreement by the Corporation requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the Exchange Act,
(ii) with respect to the Corporation's obligations under Section 7.04, compliance with any applicable requirements of the Securities Act, (iii) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) filings with, notifications to and consents from the Federal Communications Commission, franchising authorities, state public utility commissions and other similar governmental entities (collectively, "Regulatory Authorities"), and (v) other filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby.

         Section 3.04 Non-contravention. Except as set forth on Schedule
3.04 hereto, assuming compliance with the matters referred to in Section
3.03 and set forth on Schedule 3.03 hereto, the execution, delivery and performance of this Agreement by the Corporation do not and will not (i) violate the certificate of incorporation or bylaws of the Corporation, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Corporation, other than violations that would be immaterial to the Corporation or Buyer, or (iii) except for the consent of Chase Manhattan Bank and the other parties to the Corporation's credit agreement set forth on Schedule 3.04 hereto (the "Bank Consent") and except as to matters which would be immaterial to the Corporation or Buyer, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Corporation or to a loss of any benefit to which the Corporation is entitled under any provision of any agreement or other instrument binding upon the Corporation or (iv) result in the creation or imposition of any Lien on any asset of the Corporation except where such Lien would not have a Material Adverse Effect on the Corporation.

         Section 3.05 Capitalization. (a) As of the date hereof, the authorized capital stock of the Corporation consists of: 300,000,000 shares of Common Stock; 400,000,000 shares of Class B common stock ("Class B Stock"), par value $1.00 per share; and 25,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 2001, there were issued and outstanding the following shares of such stock: 87,725,546 shares of Common Stock, no shares of Class B Stock, 263,054 shares of Series A 7% Senior Convertible Preferred Stock ("Series A Preferred Stock"), 1,650,000 shares of Series B 7% Senior Convertible Preferred Stock ("Series B Preferred Stock") and options to purchase 1,045,611 shares of Common Stock (using the treasury method of computation and assuming an exercise price of $6.03 per share).

         (b) All outstanding shares of Common Stock and all outstanding shares of Series A Preferred Stock and Series B Preferred Stock are duly authorized, validly issued and fully paid and nonassessable. Except as provided in the Stock Purchase Agreement, dated October 1, 1999, between the Corporation and Vulcan Ventures Incorporated ("Vulcan," and such agreement, the "Vulcan Purchase Agreement") and the Exchange Agreement, dated as of June 17, 1997, by and between C-TEC Corporation and BECOCOM, Inc. (the "Exchange Agreement"), there are no preemptive or other similar rights available to the existing holders of the capital stock of the Corporation. As of the date hereof and other than (i) as set forth in the financial statements contained in the forms, reports and documents filed with the Commission (the "SEC Reports") and (ii) in connection with the transactions contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the Corporation requiring, and there are no outstanding debt or equity securities of the Corporation which upon the conversion, exchange or exercise thereof would require, the issuance, sale or transfer by the Corporation of any new or additional equity interests in the Corporation (or any other securities of the Corporation or any of its Subsidiaries which, whether after notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in the Corporation). Except as set forth in the SEC Reports and as contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Corporation or any of its Subsidiaries is a party with respect to the voting of capital stock of the Corporation.

         Section 3.06 Authorization of Common Shares and Warrant Shares. The issuance, sale and delivery of the Common Shares, the Warrants and the shares of Common Stock issuable upon conversion of the Warrants (the "Warrant Shares") has been duly authorized by all requisite corporate action of the Corporation, and the Common Shares and the Warrant Shares when issued and delivered in accordance with the terms of this Agreement and the Warrants, respectively, will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the stockholders of the Corporation.

         Section 3.07 Finders Fees. Except for Merrill Lynch & Co., Inc., whose fees and expenses will be paid by the Corporation, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Corporation who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         Section 3.08 SEC Reports. The Corporation has filed all required SEC Reports when due in accordance with the Exchange Act and delivered or made available to Buyer copies thereof. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.09 [Intentionally Omitted]

         Section 3.10 Financial Statements. The consolidated financial statements of the Corporation contained in the SEC Reports (or, in the case of any amended SEC Report, in the SEC Report as so amended) comply as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Corporation and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements, which adjustments will not be material either individually or in the aggregate).

         Section 3.11 Absence of Certain Changes. Since December 31, 2000, there has not been any event, occurrence or development of a state of circumstances or facts that has had or would reasonably be expected to have a Material Adverse Effect on the Corporation or an adverse effect on the ability of the Corporation to perform its obligations under this Agreement.

         Section 3.12 Litigation. Except as disclosed in the SEC Reports, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Corporation threatened against or affecting, the Corporation or any Subsidiary before any court or arbitrator or any governmental body, agency or official which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Corporation or a Subsidiary would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Corporation.

         Section 3.13 Offering of Common Shares. Neither the Corporation nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Corporation under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Common Shares) which might subject the offering, issuance or sale of the Common Shares, the Warrant Shares or the Warrants to the registration requirements of Section 5 of the Securities Act.

         Section 3.14 Governmental Authorizations. The Corporation has all necessary franchises, approvals, authorizations, permits, licenses, registrations, qualifications and similar rights obtained from any federal, state or local regulatory authority ("Authorizations") to conduct and operate the businesses of the Corporation, except any such Authorizations which the failure to have would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation. The Authorizations are currently in full force and effect, are not in default, and are valid under all applicable rules and regulations according to their terms, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation. The Corporation is in compliance with the terms and conditions of the Authorizations, including requirements for notifications, filing, reporting, posting and maintenance of logs and records, except where any failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation.

         Section 3.15 Vulcan Waiver. The Corporation has obtained from Vulcan Ventures Incorporated a waiver (the "Vulcan Waiver") of (i) all its rights to acquire any of the Common Shares, Warrants or Warrant Shares and
(ii) the application of Section 8(g) of the Certificate of Designations, Preferences and Rights of Series B 7% Senior Convertible Preferred Stock of the Corporation with respect to the issuance of Common Shares, Warrants and Warrants Shares.


                                 ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Corporation as of the date hereof and as of the Closing that:

         Section 4.01 Existence and Power. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

         Section 4.02 Authorization. The execution, delivery and performance of this Agreement by Buyer are within Buyer's powers and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (b) for limitations imposed by general principles of equity.

         Section 4.03 Actions or Filings. The execution, delivery and performance of this Agreement by Buyer requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than (i) compliance with any applicable requirements of the Exchange Act, (ii) compliance with the applicable requirements of the HSR Act, (iii) filings with, notifications to and consents from Regulatory Authorities and (iv) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

         Section 4.04 Non-contravention. Assuming compliance with the matters referred to in Section 4.03, the execution, delivery and performance of this Agreement by Buyer does not and will not (i) except in the case where Buyer is an individual, violate the certificate of incorporation, bylaws or other organizational documents of Buyer, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for any such violations which would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or (iii) constitute a default under any agreement or other instrument binding upon Buyer except as to matters which would not be material to Buyer.

         Section 4.05 Purchase for Investment. Buyer is an "accredited investor" as defined in Rule 501 under the Securities Act. Buyer is purchasing the Common Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Shares and is capable of bearing the economic risks of such investment

         Section 4.06 Current Ownership. Buyer, and each owner of equity interests in Buyer, as set forth on Exhibit A hereto (each, a "Buyer Member"), is the record and beneficial owner of the number of shares, if any, of Common Stock and the percentage ownership interest in Buyer set forth opposite such Buyer Member's name on Exhibit A hereto. Except for the shares of Common Stock referenced on Exhibit A (including shares owned by the family corporation referenced thereon), neither Buyer, nor any Buyer Member, nor any of their respective Affiliates, beneficially owns shares of equity (or securities convertible into equity) of the Corporation.

         Section 4.07 Voting Arrangements. Buyer has not:

                  (i) formed, joined or in any way participated in a Group with respect to any Common Equity; or

                  (ii) granted any "proxies" (as defined under the Exchange
         Act) with respect to any Common Equity to any Person or deposited any Common Equity in a voting trust or entered into any other arrangement or agreement with respect to the voting thereof.

         Section 4.08 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which has a reasonable likelihood of success and in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         Section 4.09 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Corporation or any of its Affiliates upon consummation of the transactions contemplated by this Agreement (other than in connection with the Note Purchase).


         Section 4.10 HSR. No filing under the HSR Act and rules thereunder is required in connection with the transactions contemplated hereby (other than any such filing that may be required prior to the exercise of the Warrants).

                                 ARTICLE 5

                        COVENANTS OF THE CORPORATION

         The Corporation agrees that:

         Section 5.01 Access to Information. From the date hereof until the Closing Date, the Corporation will (i) furnish to Buyer and its authorized representatives such financial and operating data and other information relating to the Corporation and its Subsidiaries as such Persons may reasonably request and (ii) instruct its counsel, independent accountants and financial advisors to cooperate with Buyer and its authorized representatives in its investigation of the Corporation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Corporation.

         Section 5.02 Restrictions Pending the Closing. After the date hereof and prior to the Closing Date, except as expressly provided for in this Agreement or as consented to in writing by Buyer and subject to any additional consents required to be obtained from holders of Series A Preferred Stock and Series B Preferred Stock, the Corporation will not:

                  (i) amend its Certificate of Incorporation or By-laws or similar organizational documents;

                  (ii) split, combine or reclassify any shares of the Corporation's capital stock;

                  (iii) declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its Common Stock;

                  (iv) take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the Corporation set forth in Article 3 becoming untrue or (B) any of the conditions to the obligations of Buyer set forth in Section
         8.01 or 8.02 not being satisfied; or

                  (v) enter into any agreement or commitment to do any of the foregoing.

         Section 5.03 Other Transfers of Common Shares or Warrant Shares. The Corporation shall take all actions reasonably necessary to enable holders of the Common Shares or Warrant Shares to sell such stock without registration under the Securities Act pursuant to Rule 144 under the Securities Act or any successor rule or regulation, subject in each case to the provisions of this Agreement and, specifically, the filing on a timely basis of all reports required to be filed under the Exchange Act.

         Section 5.04 Pro Rata Participation. (a) For so long as Buyer and Affiliated Permitted Transferees (as defined herein) own in the aggregate at least 50% of the shares of Common Stock of the Corporation being purchased by Buyer pursuant to this Agreement, if the Corporation shall issue (such issuance, including any Common Equity issued to Buyer pursuant to this Section 5.04, an "Issuance") any Common Equity (other than an issuance of Common Equity (i) pursuant to the Corporation's existing or future stock option plans or pursuant to any other existing or future director or employee compensation plan approved by the Board of Directors,
(ii) as consideration for the acquisition of a business or of assets, (iii) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, (iv) upon conversion, exercise or exchange of Convertible Securities, (v) pursuant to any shareholders' rights plan, (vi) as dividends on any class of preferred stock of the Corporation) or (vii) upon exercise of the Warrants), Buyer and Affiliated Permitted Transferees (the "Pro Rata Offerees") shall have the right to purchase for cash an amount of such Common Equity ("Pro Rata Securities") on the same terms and at the same price as the issue price of such Common Equity (such price to be agreed by the Corporation and Buyer if such Common Equity is to be issued for consideration other than cash, and if the parties cannot agree on such price, the price shall be determined as provided in paragraph (c) of this Section 5.04) so that, after the Issuance, the Pro-Rata Offerees would own the same proportional interest of the Common Equity of the Corporation in the aggregate (assuming conversion, exercise or exchange of all Convertible Securities) as their remaining Common Shares represent of the Common Equity of the Corporation immediately prior to the Issuance (assuming conversion, exercise or exchange of all Convertible Securities). The Corporation shall deliver written notice (a "Pro Rata Notice") to each Pro Rata Offeree with respect to any Issuance subject to the provisions of this Section 5.04 either, at the Corporation's option, (i) not less than 5 days before the anticipated date of such Issuance (an "Advance Pro Rata Notice"), or (ii) promptly after consummation of such Issuance. Each Pro Rata Offeree's right to purchase Pro Rata Securities with respect to any Issuance shall terminate 5 business days after delivery of the Pro Rata Notice unless such Pro-Rata Offeree elects to exercise its right to purchase Pro Rata Securities within such 5 business days. Such election will constitute a binding offer to purchase and may not be revoked by such Pro Rata Offeree; provided, however, that such Pro Rata Offeree's obligation to acquire the Pro Rata Securities will be subject to terms and conditions at least as favorable as those applicable to the Issuance giving rise to the Pro Rata Offeree's rights under this Section 5.04 and to receipt of any necessary governmental approvals (and the parties agree to expeditiously seek and cooperate with respect to obtaining such approvals). Notwithstanding anything in this Section 5.04 to the contrary, if a Pro Rata Offeree exercises its right to purchase any Pro Rata Securities pursuant to an Advance Pro Rata Notice, but the Corporation does not consummate the issuance of Common Equity referred to in such notice (or reduces the size of such issuance), the Pro Rata Offerees will not have the right to purchase such Pro Rata Securities (or, in the event of a reduction in the size of the Issuance, have its right to purchase reduced pro rata).

         (b) If Buyer and the Corporation fail to agree on the price at which Buyer may purchase securities under paragraph (a) of this Section
5.04 within 30 days following receipt by Buyer of a Pro Rata Notice, then the items in dispute shall be referred to a nationally recognized investment banking firm selected jointly by Buyer and the Corporation. The determination of such investment banking firm shall be rendered within 30 days of such referral. The Corporation and Buyer shall share equally in payment of all fees and expenses of such investment banking firm. All determinations made pursuant to this paragraph (b) shall be final and binding on Buyer and the Corporation.

         Section 5.05 [Intentionally Omitted]

         Section 5.06 Cross Ownership. For so long as Buyer or any Affiliated Permitted Transferees or any of their respective Affiliates hold equity securities representing at least 5% of the total equity of the Corporation, the Corporation and its Affiliates will use their reasonable best efforts not to take any action which would cause or result in any violation by the Corporation and its Affiliates or by Buyer or any Buyer Members or any of their respective Affiliates of applicable provisions of the cross-ownership provisions of the Communications Act of 1934, as amended, or any comparable provisions of other applicable federal, state or local statutes or regulations, such that Buyer, or any Affiliated Permitted Transferee or any of their respective Affiliates would, as a result of Buyer's or any Affiliated Permitted Transferee's or any of their respective Affiliates' ownership, operation or management (whether directly or by attribution) of local telephone systems owned, operated, managed (whether directly or by attribution) or subject to a definitive purchase agreement to be acquired by Buyer, any of the Level 3 Holders, any Affiliated Permitted Transferees or any of their respective Affiliates as of the date of this Agreement and its interest in the Corporation, be compelled to (i) divest or restructure any interest in any such local telephone system; (ii) divest or restructure its interest in the Corporation; or (iii) incur any penalty or other sanction as a result of such action. Buyer and the Corporation will, and will cause their respective Affiliates to, cooperate with each other to seek to obtain any consents or waivers necessary to avoid violations of the type referred to in the previous sentence, provided that none of Buyer, any of the Level 3 Holders, any Affiliated Permitted Transferees or any of their respective Affiliates shall be required to agree to any divestiture or restructuring of any of its assets or business in order to secure any such consent or waiver. Should such required consents and waivers not be secured, the Corporation and its Affiliates will use their reasonable best efforts to refrain from such actions and will use their reasonable best efforts to take such actions as may be necessary from time to time in order to remedy any situation that could otherwise give rise to any such results as a result of such circumstances.

         Section 5.07 HMTF Waiver; NSTAR Waiver. The Corporation will use its reasonable best efforts to obtain from (i) HMTF Live Wire Investors, LLC (the "HMTF Waiver") prior to the Closing Date a waiver of the application of Section 8(g) of the Certificate of Designations, Preferences and Rights of Series A 7% Senior Convertible Preferred Stock of the Corporation (the "Series A Certificate") with respect to the issuance of Common Shares, Warrants and Warrant Shares and (ii) NSTAR Communications, Inc., prior to the Closing Date a waiver of all its rights to acquire any of the Common Shares, Warrants or Warrant Shares pursuant to the Exchange Agreement or otherwise.


                                 ARTICLE 6

                             COVENANTS OF BUYER

         Buyer agrees that:

         Section 6.01 Confidentiality. (a) Buyer will hold, and will use its best efforts to cause its officers, directors, members, employees, accountants, counsel, consultants, advisors, financing sources, financial institutions, and agents (its "Representatives") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or national stock exchange, all confidential documents and information concerning the Corporation or any of its Affiliates furnished to Buyer, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by Buyer or such Representatives, (ii) in the public domain through no fault of Buyer or its Representatives (acting in their capacity as such or with respect to information received in their capacity as such) or (iii) later acquired by Buyer or such Representatives from sources other than the Corporation or any of its Affiliates not known by Buyer or such Representatives, as applicable, to be bound by any confidentiality obligation; provided that Buyer may disclose such information to any of its Representatives in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. Buyer shall be responsible for any failure to treat such information confidentially by such Persons. The obligation of Buyer to hold and to cause its Representatives to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. Buyer agrees that it shall not and it shall cause its Representatives not to use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Corporation and in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, Buyer will, and will use its reasonable best efforts to cause its Representatives to, destroy or deliver to the Corporation, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or on its behalf from the Corporation, or any of its Representatives, in connection with this Agreement that are subject to such confidence.

         (b) In the event Buyer or anyone to whom Buyer transmits confidential information is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process) to disclose any such information, Buyer will provide the Corporation with prompt notice so that the Corporation may seek a protective order or other appropriate remedy and/or waive Buyer's compliance with the provisions of this Section. In the event that such protective order or other remedy is not obtained sufficiently promptly so as not to adversely affect Buyer or those of its officers, directors, employees, accountants, counsel, consultants, advisors and agents as to whom the information has been requested or required, or the Corporation waives Buyer's compliance with the provisions of this Agreement, Buyer will furnish only that portion of such information that Buyer is advised by counsel is legally required and will, at the Corporation's expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

         Section 6.02 Sale or Transfer of Common Shares or Warrant Shares. During the Standstill Period, Buyer will not, and will not permit its Affiliates to, directly or indirectly, sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, any Common Shares, Warrants or Warrant Shares without the prior written consent of the Board of Directors, specifically expressed in a resolution adopted by a majority of the directors of the Corporation who are not designees or representatives of Buyer (or designees or representatives of any other Person who is acting in concert with Buyer with respect to a requested action); provided, that upon expiration of the 180-day period following the Closing Date, Buyer and its Affiliates may sell, pledge, encumber or otherwise transfer Common Shares, Warrants or Warrant Shares (a) in any transaction in compliance with Rule 144 under the Securities Act; provided, that any such sale shall be subject to the volume and manner of sale limitations set forth in such rule whether or not legally required unless Buyer and its Affiliates shall use commercially reasonable efforts not to sell securities to a Person that would not be a Permitted Transferee (and in the case of an arranged sale Buyer will not transfer securities to a Person that would not be a Permitted Transferee without the prior written consent of the Board of Directors, specifically expressed in a resolution adopted by a majority of the directors of the Corporation who are not designees or representatives of Buyer (or designees or representatives of any other Person who is acting in concert with Buyer with respect to a requested action)), (b) pursuant to the registration rights contemplated by Exhibit B hereto or in a bona fide firm commitment, underwritten public offering registered under the Securities Act in which Buyer, its Affiliates and the underwriters use commercially reasonable efforts to prevent the sale of such stock to any Person that would, after giving effect to such sale, not be a Permitted Transferee, (c) to a commercial bank or other financial institution in connection with a bona fide financing transaction by Buyer or its Affiliates, provided that such bank or other financial institution agrees to comply with the transfer restrictions set forth in this Agreement with respect to such stock, and (d) to Permitted Transferees. "Permitted Transferee" is (i) a Person who after giving effect to such sale, pledge, encumbrance or transfer, would, together with its Affiliates and with any members of a Group in which such Person or any of its Affiliates is a member, beneficially own securities representing less than 5% of the Total Voting Power and less than 15% of the aggregate number of outstanding shares of Common Stock and Class B Stock (assuming, in each case, the conversion, exercise or exchange of all Convertible Securities beneficially owned by such Person, its Affiliates and such Group members) or (ii) provided that such Person enters into an agreement in form and substance reasonably acceptable to the Corporation pursuant to which such Person agrees to be bound by the terms of this Agreement, (A) (x) any Buyer Member or (y) W. David Scott, Amy Scott Willer or Karen Scott Dixon (collectively, the "Family Members"), (B) the lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Buyer Member or the Family Members, (C) any public foundation, private foundation, or public charity established by any of the foregoing and (D) any trust, the beneficiaries of which, or corporation or partnership, the stockholders, members or general or limited partners of which, include only a Buyer Member, his or her spouse, members of his or her immediate family or his or her lineal descendants or any of the foregoing. Such Persons contemplated in clause (ii) of this definition of Permitted Transferee are referred to herein as "Affiliated Permitted Transferees."

         Section 6.03 Acquisition of Voting Securities. Buyer agrees that during the Standstill Period, and notwithstanding anything in this Agreement to the contrary, without the prior written consent of the Board of Directors specifically expressed in a resolution adopted by a majority of the directors of the Corporation who are not designees or representatives of Buyer (or designees or representatives of any other Person who is acting in concert with Buyer with respect to a requested action), Buyer will not, and will not permit its Affiliates to, purchase or otherwise acquire, directly or indirectly, or agree or offer to purchase or otherwise acquire any Voting Securities of the Corporation if, as a result thereof, Buyer and its Affiliates, in the aggregate, would beneficially own Voting Securities representing more than 15% of the Total Voting Power.

         Section 6.04 Standstill. (a) Buyer agrees that from the date hereof until the earlier of (i) the date of a Change of Control, (ii) the seventh anniversary of the Closing Date, (iii) the date upon which the Level 3 Holders sell to one Person, in one transaction or a series of related transactions, Voting Securities or Convertible Voting Securities representing 5% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person and the members of any Group of which such Person is a member) if following such sale such Person, or any Group of which such Person is a member, would beneficially own Voting Securities representing 15% or more of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by such Person and the members of any Group of which such Person is a member) and (iv) the occurrence of a
Section 6.04(e) Event (the "Standstill Period"), without the prior written consent of the Board of Directors, specifically expressed in a resolution adopted by a majority of the directors of the Corporation who are not designees of Buyer (or designees or representatives of any other Person who is acting in concert with Buyer with respect to a requested action), Buyer will not and will not permit its Affiliates to:

                  (i) purchase or otherwise acquire, directly or indirectly, or agree or offer to purchase or otherwise acquire (except, in any case, (A) pursuant to the terms of this Agreement, (B) by way of a stock dividend, stock split, reclassification, recapitalization or other similar event by the Corporation, (C) pursuant to the exercise of the Warrants or (D) with prior written consent of the Board of Directors, specifically expressed in a resolution adopted by a majority of the directors of the Corporation who are not designees or representatives of Buyer (or designees or representatives of any other Person who is acting in concert with Buyer with respect to a requested action), any Voting Securities or Convertible Voting Securities if such purchase or acquisition would result in Buyer, the Buyer Members and any Group of which any of Buyer or any Buyer Member is a member, owning, directly or indirectly, 15% or more in the aggregate of the Total Voting Power (assuming the conversion, exercise or exchange of all Convertible Voting Securities held by Buyer, the Buyer Members and the members of any Group of which any of Buyer or any Buyer Member is a member); provided that if the Corporation shall issue any Voting Securities or Convertible Voting Securities in respect of which the Pro-Rata Offerees did not have the right to purchase their pro rata share under Section 5.04, the Pro-Rata Offerees shall be permitted to purchase in the open market or pursuant to one or more private transactions, the number of shares of such class of Voting Securities or Convertible Voting Securities as they would have been entitled to purchase if they had been entitled to purchase their pro rata share of such issuance under
         Section 5.04;

                  (ii) "solicit,"or become a "participant," directly or indirectly, in any "solicitation" of proxies (as such terms are defined under the Exchange Act) from any holder of Voting Securities or Convertible Voting Securities in connection with any vote or other action on any matter or agree or announce its intention to vote with any Person undertaking a "solicitation" with respect to the voting of any Voting Security;

                  (iii) seek, propose (in a manner that is intended to require, or would reasonably be expected to require, public disclosure) or publicly make any statement inconsistent with the position of the Board of Directors with respect to, or otherwise participate in, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities (except as and to the extent specifically permitted by this Section 6.04), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Corporation or any of its Subsidiaries;

                  (iv) form, join or in any way participate in a Group with respect to any Voting Securities or Convertible Voting Securities;

                  (v) grant any "proxies" (as defined under the Exchange
         Act) with respect to any Voting Securities to any Person (except as recommended by the Board of Directors of the Corporation) or deposit any Voting Securities or Convertible Voting Securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

                  (vi) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of the Corporation;

                  (vii) seek, alone or in concert with others, representation on the Board of Directors (except with respect to any Buyer Member in his capacity as a member of the Board of Directors), or seek the removal of any member of the Board of Directors;

                  (viii) make any publicly disclosed proposal or enter into any discussion regarding any of the foregoing;

                  (ix) make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provision of this Section 6.04 or
         Section 6.02 or 6.03; or

                  (x) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing.

         (b) (1) Nothing contained in this Section 6.04 shall be deemed in any way to prohibit or limit (i) the activities of Walter Scott, Jr. (or designees or representatives of any other Person who is acting in concert with Walter Scott, Jr. with respect to a requested action) acting in his capacity as a director of the Corporation or as a director of Level 3 Communications, Inc. or any Subsidiary thereof, (ii) Level 3 Communications, Inc. or any Subsidiary thereof or (iii) any transactions in the ordinary course of business between the Corporation and its Subsidiaries, on the one hand, and Buyer, the Affiliated Permitted Transferees, the Level 3 Holders or any of their respective Affiliates, on the other hand.

                  (2) Notwithstanding anything contained in Section 6.04(a) of this Agreement to the contrary, the provisions of clauses (vi) through
(x) of Section 6.04(a) of this Agreement shall not be applicable to any Qualified Director.

         (c) The following shall apply during the Standstill Period:
Notwithstanding the provisions of Section 6.04(a), if the Corporation receives an indication of interest for a Takeover Proposal that it intends to consider, it will promptly notify Buyer of such fact. If thereafter or otherwise the Corporation shall propose to enter into negotiations with any Person regarding a possible Takeover Proposal (a "Negotiated Proposal"), then prior to entering into such negotiations, the Corporation shall notify Buyer that it proposes to enter into negotiations in respect of a Negotiated Proposal (a "Negotiation Notice") and shall give Buyer a period of not less than four Business Days (the "Determination Period") to determine whether Buyer wishes to enter into negotiations with the Corporation regarding a possible Takeover Proposal (a "Buyer Proposal"). The Negotiation Notice shall provide only the following information: (i) if the Person making the Negotiated Proposal is proposing a transaction involving the use by such Person of cash consideration, (A) whether it will be Fully Financed (as defined below) at the time the Board may approve the Negotiated Proposal or (B) if it will not be Fully Financed, the identity of such Person and (ii) if the Person making the Negotiated Proposal is proposing a transaction involving the use by such Person of non-cash consideration, the identity of such Person and the form of consideration proposed to be used. If after the delivery of the Negotiation Notice, the Person making the Negotiated Proposal and the Corporation determine to change the form of consideration or the Fully Financed status changes, the Corporation will provide Buyer with another Negotiation Notice (which will commence a new Determination Period). The cash consideration to be delivered under a Negotiated Proposal will be "Fully Financed" for purposes hereof if either (i) the Person making the Negotiated Proposal has committed financing for such Negotiated Proposal or (ii) such Person is a publicly traded entity with an equity market capitalization of at least 200% of the equity market capitalization of the Corporation.

                  (i) If within the Determination Period, Buyer or a Buyer Member notifies the Corporation that it wishes to negotiate regarding a Buyer Proposal, it shall be permitted to negotiate with the Corporation regarding a Buyer Proposal and Buyer or such Buyer Member (or designees or representatives of any other Person who is acting in concert with Buyer or such Buyer Member with respect to a requested action), shall recuse himself from consideration of the Negotiated Proposal and a Buyer Proposal. If the Board of Directors does not approve the Negotiated Proposal or a Buyer Proposal, Buyer's and the Buyer Member' rights to negotiate regarding a Buyer Proposal shall terminate. If the Board of Directors determines to approve the Negotiated Proposal, Buyer and each Buyer Member shall thereafter be permitted to (A) make a Buyer Proposal by way of a tender or exchange offer or otherwise and (B) take other actions in opposition to the Negotiated Proposal, and in support of a Buyer Proposal, that would otherwise be prohibited by Section 6.04(a) (other than clause (i) thereof, except pursuant to Buyer's or a Buyer Members's tender or exchange offer) (the actions referred to under clause (A) and (B) of this sentence, the "Permitted Actions"). If the Negotiated Proposal is rejected by the shareholders of the Corporation, Buyer's and the Buyer Members' rights to take Permitted Actions shall thereupon terminate; provided that if at such time Buyer or a Buyer Member has proposed a Buyer Proposal to the Corporation's shareholders and such Buyer Proposal is still pending, Buyer's and such Buyer Member's rights to take Permitted Actions shall continue until the earlier of (l) the date upon which the Buyer Proposal is rejected by the Corporation's shareholders and (2) 60 days after the date upon which the Negotiated Proposal was rejected. Upon the termination of Buyer's or a Buyer Member's rights to take Permitted Actions hereunder, Buyer and such Buyer Member shall take any action necessary to promptly terminate all proxies, agreements, Groups and other arrangements entered into that would have been prohibited under Section 6.04(a) but for the effect of this Section 6.04(c).

                  (ii) If within the Determination Period, Buyer or a Buyer Member does not notify the Corporation that it intends to negotiate with the Corporation regarding a Buyer Proposal, Buyer and the Buyer Members shall not be permitted to negotiate with the Corporation regarding, or otherwise make, a Buyer Proposal and shall not be released from the restrictions contained in Section 6.04(a) at any time either before or after approval of the Negotiated Proposal by the Board of Directors with respect to such Negotiated Proposal.

         (d) If, during the Standstill Period, the Board of Directors shall approve a process pursuant to which Takeover Proposals are to be solicited from one or more Persons, then the provisions of Section 6.04(c) shall apply in respect of such process except that (i) the Determination Period shall end no earlier than the day prior to the last date by which such Persons are required to submit Takeover Proposals (or in the event that the Corporation determines to enter into a bona fide negotiation with one or more participants in such process prior to such date, the date upon which such negotiations shall begin) and (ii) the term "Negotiated Proposal" shall mean the Takeover Proposal(s) of one or more of the participants in such process.

         (e) If any Person shall commence and not withdraw a bona fide unsolicited tender or exchange offer that if successful would result in a Change of Control (an "Offer"), the Standstill Period shall terminate unless (i) within 10 business days of the announcement of such Offer, the Corporation shall have publicly recommended that the Offer not be accepted and (ii) the Level 3 Holders shall be subject to an agreement not to tender or otherwise sell Voting Securities beneficially owned by the Level 3 Holders to the Person making the Offer except to the extent the Voting Securities beneficially owned by the Level 3 Holders that are not subject to such an agreement shall be less than 5% of the Total Voting Power. The termination of the Standstill Period pursuant to this Section 6.04(e) is referred to herein as a "Section 6.04(e) Event."


                                 ARTICLE 7

                   COVENANTS OF BUYER AND THE CORPORATION

         Section 7.01 Required Regulatory Approvals; Reasonable Best Efforts; Further Assurances. Buyer and the Corporation acknowledge that certain regulatory or governmental approvals may be required to lawfully consummate the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, each of Buyer and the Corporation will, and will cause their Affiliates to, use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Corporation and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         Section 7.02 Certain Filings. (a) The Corporation and Buyer will, and will cause their Affiliates to, cooperate with one another (i) in determining whether any action by or in respect of or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the generality of the foregoing, the Corporation and Buyer, to the extent required to do so in connection with the exercise of the Warrants, shall prepare and file the notifications required under the HSR Act in connection with the transactions contemplated by this Agreement. The Corporation and Buyer shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other governmental body in connection with antitrust or related matters. The Corporation and Buyer shall (A) give the other parties prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation by or before any governmental body with respect to the transactions contemplated by this Agreement, (B) keep the other parties informed as to the status of any such action, suit, litigation, arbitration, preceding or investigation, and (C) promptly inform the other parties of any communication to or from the Federal Trade Commission, the Department of Justice or any other governmental body regarding the transactions contemplated by this Agreement.

         (b) The Corporation and Buyer will, and will cause their Affiliates to, take such actions, make such payments or commitments, and agree to such amendments to any of their respective franchises, licenses, contracts or other agreements or authorizations, as shall be required in order to obtain a consent, approval or waiver from any other Person in connection with the transactions contemplated hereby, except if such actions, payments, commitments or amendments, considered individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Corporation or Buyer, as the case may be. If the Corporation or Buyer believes that such actions, payments, commitments or amendments would have such a Material Adverse Effect, the Corporation and Buyer shall cooperate in good faith to seek a resolution to the circumstances which give rise to the requirement for such action, payment, commitment or amendment or to determine an otherwise appropriate resolution.

         Section 7.03 Public Announcements. Prior to the Closing, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to such consultation. Following the Closing, the parties agree to consult with each other before issuing any press release or making any public filing that describes any terms of this Agreement.

         Section 7.04 Registration Rights Agreement; Warrants. The terms set forth in Exhibit C and Exhibit D hereto are hereby incorporated by reference.

         Section 7.05 NASD Filing. (a) Promptly after the execution of this Agreement, the Corporation will file with the Nasdaq Stock Market, Inc. (the "Nasdaq") the appropriate notification form for the listing of additional shares in a form reasonably acceptable to Buyer (the "Listing Notification") pursuant to Rule 4310(c)(17) of the National Association of Securities Dealers, Inc. (the "NASD") in respect of the Common Shares and Warrant Shares.


                                 ARTICLE 8

                           CONDITIONS TO CLOSING

         Section 8.01 Condition to Obligations of Buyer and the
Corporation. The obligations of Buyer and the Corporation to consummate the Closing are subject to the satisfaction of the following conditions:

         (a) at least 15 calendar days shall have elapsed since the filing of the Listing Notification and Nasdaq shall not have raised any material issue with respect thereto which has not been resolved to the reasonable satisfaction of both Buyer and the Corporation;

         (b) (i) all filings with, notifications to and consents from Regulatory Authorities or set forth on Schedules 3.03 and 3.04 hereto required for the consummation of the Closing, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation or Buyer and (ii) the Bank Consent, shall in each case have been made or obtained, as applicable, in form and substance reasonably satisfactory to the Corporation and Buyer;

         (c) no provision of any applicable law or regulation (with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Corporation or Buyer) and no judgment, injunction, order or decree shall prohibit the consummation of the Closing;

         (d) the Note Purchase shall have been consummated;

         (e) either (i) the HMTF Waiver shall have been obtained or (ii) no anti- dilution adjustment shall be required as a result of the transactions contemplated by this Agreement pursuant to the Series A Certificate; and

         (f) the Vulcan Waiver shall be in full force and effect.

         Section 8.02 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a) The Corporation shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing;

         (b) The representations and warranties of the Corporation contained in this Agreement shall in each case, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing (except that, for the purposes of this Section 8.02(b), the representation and warranty in
Section 3.12(i) shall only apply with respect to any action, suit, investigation or proceeding instituted by a governmental agency or authority), as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, on and as of such earlier date);

         (c) The Corporation shall have delivered to Buyer (i) a copy of the resolutions adopted by the Board of Directors, certified by the Secretary of the Corporation, authorizing this Agreement and the transactions contemplated hereby and (ii) a certificate dated the Closing Date, signed by an officer of the Corporation, certifying as to the fulfillment of the conditions set forth in Sections 8.02(a) and (b);

         (d) The Corporation shall have delivered to Buyer an opinion reasonably acceptable to Buyer from the General Counsel of the Corporation, with respect to the due incorporation, due authorization and capitalization of the Corporation; and

         (e) The Corporation shall have delivered to Buyer an opinion reasonably acceptable to Buyer from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Corporation, with respect to the valid and binding nature and enforceability of this Agreement.

         Section 8.03 Conditions to Obligation of the Corporation. The obligation of the Corporation to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

         (b) The representations and warranties of Buyer contained in this Agreement shall in each case, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects at and as of the Closing, as if made at and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as the case may be, on and as of such earlier date); and

         (c) The Corporation shall have received a certificate from Buyer, dated the Closing Date, signed by an appropriate officer of Buyer certifying as to the fulfillment of the conditions set forth in Sections 8.03(a) and 8.03(b).


                                 ARTICLE 9

                                TERMINATION

         Section 9.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written agreement of the Corporation and Buyer;

         (b) by either the Corporation or Buyer if the Closing shall not have been consummated on or before July 15, 2001, unless extended by mutual agreement or unless the failure to consummate the Closing is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any obligation required to be performed by such party at or prior to the Closing Date; or

         (c) by either the Corporation or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

Any party desiring to terminate this Agreement pursuant to Section 9.01(b) or 9.01(c) shall promptly give notice of such termination to the other parties.

         Section 9.02 Effect of Termination. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful (a) failure of any party to fulfill a condition to the performance of the obligations of the other parties, (b) failure to perform a covenant of this Agreement or (c) breach by any parties hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all losses incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 6.01, 9.02, 11.01, 11.03, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, and 11.12 shall survive any termination hereof pursuant to Section 9.01.


                                 ARTICLE 10

                         SURVIVAL; INDEMNIFICATION

         Section 10.01 Survival of Representation and Warranties. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of 18 months after the Closing Date, except that the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.06, 4.01, 4.02, and 4.03 shall survive indefinitely. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given in reasonable detail to the party against whom such indemnity may be sought prior to such time.

         Section 10.02 Indemnification. (a) In the event that the Closing shall occur, the Corporation shall indemnify Buyer against and agrees to hold Buyer harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Corporation pursuant to this Agreement; provided that
(i) the Corporation shall not be liable to Buyer under this Section 10.02(a) unless the aggregate amount of Buyer's Damages with respect to all matters referred to in this Section 10.02(a) exceeds $1 million, in which event Buyer shall be entitled to make a claim against the Corporation for the full amount of such Damages, and (ii) the Corporation's maximum liability under this Section 10.02(a) with respect to Buyer shall not exceed $50 million. In the event that such indemnity is payable by the Corporation, the Corporation will advance or reimburse each Buyer to which such indemnity is payable (in lieu of the amount set forth in the preceding sentence) an amount equal to the product of (x) such Damages and (y) the Gross Up Adjustment. "Gross Up Adjustment" means, with respect to Buyer, a fraction, the numerator of which is one and the denominator of which is the difference between (A) one, and (B) Buyer's percentage ownership of the outstanding Common Stock and Class B Stock (assuming the conversion, exercise or exchange of all Convertible Securities and expressed as a decimal) at the time of payment of such Damages.

         (b) In the event that the Closing shall occur, Buyer shall indemnify the Corporation against and agrees to hold the Corporation harmless from any and all Damages incurred or suffered by the Corporation arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement; provided that (i) Buyer shall not be liable under this Section 10.02(b) unless the aggregate amount of Damages attributable to Buyer with respect to all matters referred to in this Section 10.02(b) exceeds $1 million, in which event the Corporation shall be entitled to make a claim against Buyer for the full amount of such Damages, and (ii) Buyer's maximum liability under this Section shall not exceed $50 million.

         Section 10.03 Procedures. Any party seeking indemnification under
Section 10.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at its election participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 10.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

         Section 10.04 Inspection; No Other Representations. Buyer is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer will undertake prior to the Closing such further investigation and request such additional documents and information as it deems necessary. Buyer agrees to accept the Common Shares it is purchasing based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Corporation, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that the Corporation makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Corporation and the Subsidiaries or the future business and operations of the Corporation and its Subsidiaries or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Corporation or its Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement.

         Section 10.05 Exclusivity. Except for Buyer's rights to indemnification set forth in Section 10.02 of this Agreement and except in the case of fraud, effective as of the Closing Buyer waives any rights and claims Buyer may have against the Corporation, whether in law or in equity, relating to the transactions contemplated hereby. The rights and claims waived by Buyer include, without limitation, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, Section 10.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby, except in the case of fraud.


                                 ARTICLE 11

                               MISCELLANEOUS

         Section 11.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid,
(ii) when sent if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed, if to BUYER, to:

                  Red Basin, LLC
                  c/o Fraser Stryker
                  500 Energy Plaza
                  409 South 17th Street
                  Omaha NE 68102
                  Attention: John Boyer/Thomas Flaherty
                  Fax: (402) 341-8290

                  with a copy to:

                  Fraser Stryker
                  500 Energy Plaza
                  409 South 17th Street
                  Omaha NE 68102
                  Attention: John Boyer/Thomas Flaherty
                  Fax: (402) 341-8290

                  and to:

                  Willkie Farr and Gallagher
                  787 Seventh Avenue
                  New York, NY  10019
                  Attention:  Peter Hanlon/Neil Novikoff
                  Fax:  (212)728-8111

         if to the Corporation, to:

                  RCN Corporation
                  105 Carnegie Center
                  Princeton, NJ 08540-6215
                  Attention:  John J. Jones, Esq.
                  Fax:  (609) 734-3830

                  with a copy to:

                  Skadden Arps Slate Meagher & Flom, LLP
                  4 Times Square
                  New York, New York 10036
                  Attention:  Howard L. Ellin
                  Fax:  (212) 735-2000

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         Section 11.02 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

         Section 11.03 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         Section 11.04 Assignment. The rights and obligations of the parties hereunder cannot be assigned or delegated except that (i) Buyer may assign all of its rights and obligations under this Agreement to a single Controlled Affiliate (provided that (A) any such Controlled Affiliate continues to be a Controlled Affiliate of Buyer and (B) Buyer shall be responsible for any breach by such Controlled Affiliate), (ii) Buyer may assign all or a portion of its rights and obligations under this Agreement to any Buyer Member, provided that such Buyer Member enters into an agreement in form and substance reasonably acceptable to the Corporation pursuant to which such Buyer Member agrees to be bound by the terms of this Agreement, (iii) Buyer may assign its rights and obligations under this Agreement to any one or more Affiliated Permitted Transferees (if the related transfer is not a sale made under Rule 144 under the Exchange Act) and (iv) Buyer may assign its rights and obligations under Section 7.04 and Exhibit B of this Agreement solely with respect to one Demand Registration (as defined in Exhibit B) to a Permitted Transferee that concurrently therewith acquires in the aggregate from Buyer or its Affiliated Permitted Transferees at least 20% of the shares of Common Stock being purchased by Buyer pursuant to this Agreement and agrees in writing to be bound by the terms of this Agreement (the "Demand Transferee").

         Section 11.05 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL CORPORATION LAW) AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

         Section 11.06 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

         Section 11.07 Counterparts; Third-Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for rights provided to Permitted Transferees under
Section 7.04.

         Section 11.08 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         Section 11.09 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 11.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 11.11 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in other to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief

         Section 11.12 No Recourse. Notwithstanding any of the terms or provisions of this Agreement, (i) the Corporation agrees that neither it nor any Person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of Buyer or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby and (ii) each Buyer agrees that neither it nor any Person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of the Corporation or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                RCN CORPORATION


                                By:   /s/ Timothy J. Stoklosa
                                   -----------------------------------
                                     Name:  Timothy J. Stoklosa
                                     Title:  Chief Financial Officer




                                RED BASIN, LLC


                                By:    /s/   Walter Scott, Jr.
                                   --------------------------------------
                                      Name:  Walter Scott, Jr.
                                      Title:  Manager, Red Basin, LLC






                                                                EXHIBIT B


                            REGISTRATION RIGHTS

         This constitutes Exhibit B to the Stock Purchase Agreement (as it may be amended from time to time, the "Stock Purchase Agreement") dated as of May 28, 2001 between RCN Corporation, a Delaware corporation (the "Corporation"), and Red Basin, LLC, a Nebraska limited liability company (the "Buyer").


                                 ARTICLE 1

                                DEFINITIONS

         Section 1.01 Definitions. Terms defined in the Stock Purchase Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "Holder" means a person who owns Registrable Securities and is either (a) Buyer, (b) an Affiliated Permitted Transferee or (c) the Demand Transferee.

         "Piggyback Registration" means a Piggyback Registration as defined in Section 2.02.

         "Registrable Securities" means (i) shares of Common Stock issued pursuant to the Stock Purchase Agreement, (ii) shares issued upon exercise of the Warrants (as defined in the Stock Purchase Agreement), (iii) shares of Common Stock acquired under Section 5.04 of the Stock Purchase Agreement and (iv) any additional shares of Common Stock issued in respect of the shares referred to in (i), (ii) and (iii) in connection with a stock split, stock dividend or similar event with respect to the Common Stock. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as they (i) have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act, (ii) are eligible for sale pursuant to Rule 144 without being subject to applicable volume limitations thereunder, (iii) have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (iv) have ceased to be outstanding.

         "Rule 144" means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

         "Selling Holder" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

         Section 1.02 Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Exhibit B, and references to the parties shall mean the parties to the Stock Purchase Agreement.


                                 ARTICLE 2

                            REGISTRATION RIGHTS

         Section 2.01 Demand Registration. (a) Buyer, on its own behalf and on behalf of the other Holders, may make up to three written requests for registration under the Securities Act of all or any part of the Registrable Securities held by the Holders (each, a "Demand Registration"); provided that (i) Buyer may not request a Demand Registration before the first anniversary of the Closing Date, (ii) no Demand Registration may be requested within 180 days after the preceding request for a Demand Registration, and (iii) each Demand Registration must be (x) in respect of Registrable Securities with a fair market value of at least $25,000,000 or
(y) in respect of all remaining Registrable Securities and have a fair market value of at least $5,000,000. Such request will specify the aggregate number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective. Should a Demand Registration not become effective due to the failure of a Holder to perform its obligations under this Exhibit B or the inability of the requesting Holders to reach agreement with the Underwriters for the proposed sale on price or other customary terms for such transaction, or in the event the requesting Holders withdraw or do not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time the Corporation is in compliance in all material respects with its obligations under this Exhibit B), then such Demand Registration shall be deemed to have been effected (provided that if the Demand Registration does not become effective because of a material adverse change in the condition (financial or otherwise), business, assets or results of operations of the Corporation and its Subsidiaries taken as a whole that occurs subsequent to the date of the written request made by the requesting Holders, then the Demand Registration shall not be deemed to have been effected).

         (b) In the event that the requesting Holders withdraw or do not pursue a request for a Demand Registration and, pursuant to Section 2.01(a) hereof, such Demand Registration is deemed to have been effected, the Holders may reacquire such Demand Registration (such that the withdrawal or failure to pursue a request will not count as a Demand Registration hereunder) if the Holders reimburse the Corporation for any and all Registration Expenses incurred by the Corporation in connection with such request for a Demand Registration; provided that the right to reacquire a Demand Registration may be exercised a maximum of two times.

         (c) If the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. A majority in interest of the Selling Holders shall have the right to select the managing Underwriters and any additional investment bankers and managers to be used in connection with such offering, subject to the Corporation's approval, which approval shall not be unreasonably withheld.

         (d) The Selling Holders will inform the Corporation of the time and manner of any disposition of Registrable Securities, and agree to reasonably cooperate with the Corporation in effecting the disposition of the Registrable Securities in a manner that does not unreasonably disrupt the public trading market for the Common Stock.

         (e) The Corporation will have the right to preempt any Demand Registration with a primary registration by delivering written notice (within five business days after the Corporation has received a request for such Demand Registration) of such intention to Buyer indicating that the Corporation has identified a specific business need and use for the proceeds of the sale of such securities and the Corporation shall use commercially reasonable efforts to effect a primary registration within 60 days of such notice. In the ensuing primary registration, the Holders will have such piggyback registration rights as are set forth in Section 2.02 hereof. Upon the Corporation's preemption of a requested Demand Registration, such requested registration will not count as a Demand Registration; provided that a Demand Registration will not be deemed preempted if the Holders are permitted to sell all requested securities in connection with the ensuing primary offering by exercising their piggyback registration rights as set forth in Section 2.02. The Corporation may exercise the right to preempt only twice in any 360-day period; provided, that during any 360-day period there shall be a period of at least 120 consecutive days during which the Selling Holders may effect a Demand Registration.

         (f) Subject to Section 2.03, the Corporation will be entitled to include in a Demand Registration shares of Common Stock for its own account or for the account of other Persons.

         Section 2.02 Piggyback Registration. If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 or pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Corporation shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Corporation as soon as reasonably practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as such Holder may request (a "Piggyback Registration"). Each Holder will have five business days after receipt of any such notice to notify the Corporation as to whether it wishes to participate in a Piggyback Registration; provided that should a Holder fail to provide timely notice to the Corporation, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Corporation, the Corporation will use its best efforts to have the shares of Registrable Securities that the Holders wish to sell included in the registration statement. If the Corporation shall determine in its sole discretion not to register or to delay the proposed offering, the Corporation may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Corporation and the Selling Holders, the Corporation shall be entitled to select the Underwriters in connection with any Piggyback Registration.

         Section 2.03 Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in
Section 2.01 or 2.02 states in writing that the size of the offering that Holders, the Corporation and any other Persons intend to make is such that the inclusion of the Registrable Securities would be likely to materially and adversely affect the price, timing or distribution of the offering, then the amount of Registrable Securities to be offered for the account of Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter; provided that in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Corporation, then the proportion by which the amount of Registrable Securities intended to be offered for the account of Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered for the account of such other Persons (other than any Person exercising a demand registration right) is reduced; provided further that in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Holders making the Demand Registration shall be reduced only after the amount of securities to be offered for the account of the Corporation and any other Persons has been reduced to zero. In the event of a reduction pursuant to this Section 2.03 of Registrable Securities to be offered for the account of Holders, such reduction shall be pro rata among such Holders based on the number of Registrable Securities each Holder had proposed to sell.

         Section 2.04 Preservation of Rights. The Corporation will not grant any registration rights to third parties which contravene the rights granted hereunder.


                                 ARTICLE 3

  !                       REGISTRATION PROCEDURES

         Section 3.01 Filings; Information. In connection with a Demand Registration pursuant to Section 2.01 hereof, the Corporation will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection with any such request:

         (a) The Corporation will expeditiously prepare and file with the Commission a registration statement on any form for which the Corporation then qualifies and which counsel for the Corporation shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof and use its reasonable best efforts to cause such filed registration statement to become and remain effective for such period, not to exceed 60 days, as may be reasonably necessary to effect the sale of such securities; provided that if the Corporation shall furnish to Buyer a certificate signed by the Corporation's Chairman, President or any Vice-President stating that in his or her good faith judgment it would be detrimental or otherwise disadvantageous to the Corporation or its shareholders for such a registration statement to be filed as expeditiously as possible (because the sale of Registrable Securities covered by such Registration Statement or the disclosure of information in any related prospectus or prospectus supplement would materially interfere with any acquisition, financing or other material event or transaction which is then intended or the public disclosure of which at the time would be materially prejudicial to the Corporation), the Corporation may postpone the filing or effectiveness of a registration statement for a period of not more than 120 days; provided, that during any 360-day period there shall be a period of at least 120 consecutive days during which the Corporation will make a registration statement available under this Exhibit B; and provided further, that if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Corporation's fiscal year, and (ii) the Securities Act requires the Corporation to include audited financials as of the end of such fiscal year, the Corporation may delay the effectiveness of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year.

         (b) The Corporation will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

         (c) After the filing of the registration statement, the Corporation will promptly notify the Selling Holders of any stop order issued or, to the Corporation's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (d) The Corporation will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

         (e) The Corporation will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders, and to the Underwriters, any such supplement or amendment. Upon receipt of any notice from the Corporation of the occurrence of any event of the kind described in the preceding sentence, the Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Corporation, the Selling Holders will deliver to the Corporation all copies, other than permanent file copies then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Corporation shall give such notice, the Corporation shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Corporation shall make available to the Selling Holders such supplemented or amended prospectus.

         (f) The Corporation will enter into customary agreements
(including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

         (g) At the request of any Underwriter in connection with an underwritten offering the Corporation will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Corporation's independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

         (h) The Corporation will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (i) The Corporation will use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quoted on each inter-dealer quotation system on which the Common Stock is then listed or quoted.

         Section 3.02 Selling Holder Information. The Corporation may require Selling Holders promptly to furnish in writing to the Corporation such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time reasonably request or as may be legally required in connection with any Demand Registration or Piggyback Registration.

         Section 3.03 Registration Expenses. In connection with any Demand Registration, the Corporation shall pay the following expenses incurred in connection with such registration (the "Registration Expenses"): (i) registration and filing fees with the Commission and the National Association of Securities Dealers, Inc., (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Corporation and the reasonable fees and expenses of independent certified public accountants for the Corporation (including fees and expenses associated with special audits or the delivery of comfort letters) and (vi) the reasonable fees and expenses of any additional experts retained by the Corporation in connection with such registration. In connection with any Piggyback Registration, the Corporation shall pay the Registration Expenses set forth in clauses (ii) through (vi) of the preceding sentence. The Selling Holders shall pay (i) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, (ii) fees and expenses of counsel for the Selling Holders and (iii) any out-of-pocket expenses of the Selling Holders. In connection with any Piggyback Registration, the Selling Holders shall pay, in addition to items (i) through (iii) of the preceding sentence, registration and filing fees with the Commission and the National Association of Securities Dealers Inc., in proportion to the ratio that the number of shares of Registrable Securities being registered for the account of the Selling Holders bears to the aggregate number of shares of Common Stock being included in the applicable registration statement.


                                 ARTICLE 4

                      INDEMNIFICATION AND CONTRIBUTION

         Section 4.01 Indemnification by the Corporation. The Corporation agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) caused by, arising out of or resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or contained in or based upon any information furnished in writing to the Corporation by or on behalf of such Selling Holder or any Underwriter expressly for use therein or by the Selling Holder's or Underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished the Selling Holder or the Underwriter with copies of the same. The Corporation also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01.

         Section 4.02 Indemnification by Selling Holders. Each Selling Holder agrees to indemnify and hold harmless the Corporation, its officers and directors, and each Person, if any, which controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to each Selling Holder, but only with reference to information furnished in writing by or on behalf of such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Corporation provided in this Section 4.02.

         Section 4.03 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.01 or Section 4.02, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

         Section 4.04 Contribution. If the indemnification provided for in this Article 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Corporation and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                 ARTICLE 5

                               MISCELLANEOUS

         Section 5.01 Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Exhibit B and (c) furnishes in writing to the Corporation such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Corporation may from time to time request or as may be legally required in connection with such registration.

         Section 5.02 Rule 144. The Corporation covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Selling Holders, the Corporation will deliver to the Selling Holders a written statement as to whether it has complied with such reporting requirements.

         Section 5.03 Holdback Agreements. Each Holder agrees, in the event of an underwritten offering for the Corporation (whether for the account of the Corporation or otherwise) not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities or other Common Stock, or any securities convertible into or exchangeable or exercisable for any of the foregoing, including any sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 14 days prior to, and during the 180-day period (or such lesser period as the lead or managing Underwriter may agree) beginning on, the effective date of the registration statement for such underwritten offering (or, in the case of an offering pursuant to an effective shelf registration statement pursuant to Rule 415, the pricing date for such underwritten offering).

         Section 5.04 Termination. The registration rights granted under this Agreement will terminate on the fifteenth anniversary of the Closing Date.

         Section 5.05 Holder Determinations. In the event any determination is to be made by the Holders or the Selling Holders as a group, such determination shall be made by Holders or Selling Holders holding a majority in interest of the Registrable Securities or the Registrable Securities being sold, respectively.



                                                                   Exhibit C


-----------------------------------------------------------------------------


                                  WARRANT

                        to Purchase Common Stock of


                              RCN Corporation


-----------------------------------------------------------------------------


                                                Warrant No. [           ]
                                                Original Issue Date:  [       ]

NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES "ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, OTHER THAN (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. IN ADDITION, THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THE STOCK PURCHASE AGREEMENT DATED AS OF MAY 28, 2001 BETWEEN THE COMPANY AND RED BASIN, LLC. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.




                                                       Warrant No. [        ]

                                  WARRANT

                              RCN CORPORATION

                  THIS IS TO CERTIFY THAT RED BASIN, LLC is entitled, at any time from and after the Exercisability Date (such term, and certain other capitalized terms used herein being hereinafter defined) and prior to the Expiration Date, to purchase from RCN CORPORATION, a Delaware corporation (the "Company"), 3,830,537 shares of Common Stock (subject to adjustment as provided in Section 4 hereof), at the Exercise Price (subject to adjustment as provided in Section 4 hereof), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.       DEFINITIONS

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Beneficially Owned" or "Beneficial Owner" shall have the interpretation set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include shares of common stock of any successor or acquiring corporation (as defined in Section 4.3 hereof received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section
4.3 hereof.

                  "Designated Office" shall have the meaning set forth in
Section 10 hereof.

                  "Exercisability Date" shall mean the later of (i) [Insert 180-Day anniversary of Closing under stock Purchase Agreement], (ii) such time after the expiration of the applicable waiting period in respect of any filing required to be made prior to the exercise of all or any portion of this Warrant under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) such time after all notices, approvals, consents or waivers, if any, that may be required by Regulatory Authorities (as defined in the Stock Purchase Agreement) shall have been made or obtained, as applicable.

                  "Exercise Date" shall have the meaning set forth in
Section 2.1(a) hereof.

                  "Exercise Notice" shall have the meaning set forth in
Section 2.1(a) hereof.

                  "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

                  "Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, $12.928 per share, as adjusted from time to time pursuant to Section 4 hereof.

                  "Expiration Date" shall mean [Insert date 54 months after issuance], 2005.

                  "Holder" shall mean the Person in whose name the Warrant set forth herein is registered from time to time on the books of the Company maintained for such purpose.

                  "Opinion of Counsel" means a written opinion of counsel (who may be an employee of a Holder) experienced in Securities Act matters chosen by the holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.

                  "Original Issue Date" shall mean the date on which the Original Warrants were issued, as set forth on the cover page of this Warrant.

                  "Original Warrants" shall mean the Warrants originally issued by the Company on the Original Issue Date to RED BASIN, LLC.

                  "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                   "Stock Purchase Agreement" shall mean the Stock Purchase Agreement by and between the Company and Red Basin, LLC, dated as of May 28, 2001, as it may be amended and restated from time to time in accordance with its terms.

                  "Subsidiary" means any corporation or association more than 50% (by number of votes) of the voting stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries own more than a 50% interest either in the profits or capital of such business entity.

                  "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a "sale" thereof within the meaning of the Securities Act.

                  "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

                  "Warrants" shall mean the Original Warrants and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrants or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants until such time as such shares of Common Stock have either been (i) Transferred in a public offering pursuant to a registration statement filed under the Securities Act or (ii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 thereunder with all transfer restrictions and restrictive legends with respect to such Common Stock being removed in connection with such transaction.

2.       EXERCISE OF WARRANT

                  2.1      Manner of Exercise.

                  (a) From and after the Exercisability Date and until 5:00 P.M., New York City time, on the Expiration Date, the Holder may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder (subject to adjustment pursuant to Section 4 hereof). In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at the Designated Office (as defined herein) a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date") by delivery of a certified or official bank check in the amount of such Warrant Price. Such Exercise Notice shall be in the form of the subscription form attached as Annex A to this Warrant, duly executed by the Holder or its duly authorized agent or attorney. In the event that a certificate is surrendered for exercise of less than all the Warrants represented by such certificate at any time prior to the Expiration Date, a new certificate representing the remaining Warrants shall be issued.

                  (b) Upon receipt of such Exercise Notice, Warrant and payment of the Warrant Price, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date; provided, however, that a Holder shall not be entitled to revoke, rescind or modify its Exercise Notice after such notice is delivered to the Company.

                  (c) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical with this Warrant.

                  2.2 No Liens. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all liens (other than any created by actions of the Holder).

                  2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant and, in lieu thereof, the Company shall pay a cash adjustment in respect of fractional share in an amount equal to the same fraction of the market value of one share of Common Stock on the Exercise Date, with such market value being equal to the average of the closing sales prices per share of Common Stock for the twenty consecutive trading days preceding such date.

                  2.4 Continued Validity and Application. A holder of shares of Warrant Stock issued upon the exercise of this Warrant, in whole or in part, including any transferee of such shares (other than a transferee in whose hands such shares no longer constitute Warrant Stock as defined herein), shall continue, with respect to such shares, to be entitled to all rights and to be subject to all obligations that are applicable to such holder by the terms of this Warrant.

3.       TRANSFER, DIVISION AND COMBINATION

                  3.1 Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form attached as Annex B to this Warrant, duly executed by the Holder or its duly authorized agent or attorney. Upon such surrender and delivery, the Company shall, subject to Section 8 hereof, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 8 hereof, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

                  3.2 Division and Combination. Subject to compliance with the applicable provisions of this Warrant, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  3.3 Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 3.

                  3.4 Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4.       ANTIDILUTION PROVISIONS

                  The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.

                  4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                  (b) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding immediately prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock outstanding immediately after such adjustment.

                  4.2 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Sections 4.1 and 4.3 hereof, as applicable, the Holder hereof shall thereafter be entitled to purchase upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  4.3 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (a) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (b) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of this Warrant shall be allocated among the shares of common stock and Other Property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this
Section 4.3, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

                  4.4 Determination of Consideration. For purposes of
Section 4.3 hereof, as applicable, the consideration received and/or receivable by the Company in connection with the issuance, sale, grant or exercise of additional shares of Common Stock, irrespective of the accounting treatment of such consideration, shall be valued as follows:

                  (a) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any underwriting commissions or concessions paid or allowed by the Company.

                  (b) Securities or Other Property. In the case of securities or other property, the fair market value thereof as of the date immediately preceding such issuance, sale, grant or exercise as determined in good faith by the Board of Directors of the Company.

                  4.5 Other Provisions Applicable to Adjustments Under this
Section 4. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

                  (a) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b) Record Date. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, then all references in this Section 4 to the date of the issuance or sale of such shares of Common Stock shall be deemed to be references to such record date.

                  (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                  (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4.1 hereof would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (e) Certain Limitations. Notwithstanding anything herein to the contrary, no adjustment hereunder, including under Sections
         4.1 and 4.3 hereof, as applicable, shall be made, to the extent it would cause the Exercise Price to be less than the par value of the Common Stock, if any.

                  (f) Tax Adjustments. The Company may make such reductions in the Exercise Price or increase in the number of Common Stock to be received by any Holder upon the exercise or exchange of this Warrant, in addition to those adjustments required by this Section 4, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock or any stock dividend made by the Company to the holders of its Common Stock shall not be taxable to such holders.

                  (g) Certain Business Combinations. The Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other entity unless the successor or purchasing entity, as the case may be (if not the Company), shall expressly agree to provide to each Holder the securities, cash or property required by Section 4.3 hereof upon the exercise or exchange of this Warrant.

                  (h) Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section
         4.3 hereof) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.3 hereof. The Company shall keep at its principal office or at the Designated Office, if different, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of a Warrant designated by a Holder thereof.

                  (i) Independent Application. Except as otherwise provided herein, all subsections of this Section 4 are intended to operate independently of one another (but without duplication). If any single transaction would require adjustment of the Exercise Price pursuant to more than one subsection of this Section 4, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

5.       NO IMPAIRMENT

                  The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction over it as may be necessary to enable the Company to perform its obligations under this Warrant.

6.       RESERVATION AND AUTHORIZATION OF COMMON STOCK;
         REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
         AUTHORITY

                  From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action.

7.       NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER
         BOOKS

                  7.1 Notices of Corporate Actions. In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person or (c) any action taken by the Company which would require an adjustment pursuant to Section 4 hereof, the Company shall mail to each Holder of a Warrant in accordance with the provisions of Section 11.2 hereof a notice specifying
(i) the date or expected date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer or disposition is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or Other Property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer or disposition and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable under the circumstances as determined in the reasonable judgment of an officer of the Company at least fifteen (15) days prior to the date therein specified, and shall describe the material terms of the matter in question. In the event that the Company at any time sends any other notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Holder of a Warrant.

                  7.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

                  7.3 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

                  7.4 No Rights as Stockholders. Except as provided herein, Holders shall have no rights as holders of Common Stock of the Company solely as a result of being the Beneficial Owner of a Warrant. Holders shall have no right to vote, consent or otherwise participate with respect to matters submitted to a vote of the stockholders of the Company.

8.       TRANSFER

                  The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

                  8.1 Restrictions on Transfer. Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be Transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof. The Holder of this Warrant by its acceptance hereof agrees not to offer, sell or otherwise transfer this Warrant other than (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act or (c) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to the Company's right prior to any such offer, sale or transfer pursuant to clause (c) to require the delivery of an Opinion of Counsel, certification and/or other information reasonably satisfactory to it. In addition, this Warrant and the Warrant Stock issuable upon conversion hereof are subject to transfer and other restrictions contained in the Stock Purchase Agreement. In connection with any Transfer, the Holder will deliver to the Company such certificates and other information as the Company may reasonably require to confirm that the transfer complies with the foregoing restrictions. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this
Section 8.1.

                  8.2      Restrictive Legends.

                  (a) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with two legends in substantially the following forms:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OTHER THAN (A) TO THE COMPANY,
         (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF MAY 28, 2001, BY AND BETWEEN THE COMPANY AND RED BASIN, LLC. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFITS OF AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN THE WARRANT PURSUANT TO THE EXERCISE OF WHICH SUCH SHARES WERE ISSUED. A COPY OF SUCH WARRANT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

                  (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES "ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR
         OTHERWISE TRANSFER SUCH SECURITY, OTHER THAN (A) TO THE COMPANY,
         (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. IN ADDITION, THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THE STOCK PURCHASE AGREEMENT DATED AS OF MAY 28, 2001 BETWEEN THE COMPANY AND RED BASIN, LLC. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  8.3 Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of Section 8, the restrictions imposed by Section 8.1 hereof upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.2 hereof shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Sections 8.1 and 8.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

         "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN
         WARRANT CONTAINED IN SECTIONS 8.1 AND 8.2 HEREOF
         TERMINATED ON ______________, 20__, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by this Section 8.3 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a) hereof.

                  8.4 Nominees for Beneficial Owners. In the event that any Warrant Stock is held by a nominee for the Beneficial Owner thereof, the Beneficial Owner thereof may, at its election, be treated as the holder of such Warrant Stock for purposes of any request or other action by any holder or holders of Warrant Stock pursuant to this Warrant or any determination of any number or percentage of shares of Warrant Stock held by any holder or holders of Warrant Stock contemplated by this Agreement. If the Beneficial Owner of any Warrant Stock so elects, the Company may require assurances reasonably satisfactory to it of such owner's Beneficial Ownership of such Warrant Stock; provided, however, that in no event shall there be "double-counting" of Warrants or Warrant Stock.

                  8.5 Payment of Taxes. The Company shall not be required to issue or deliver Warrant Stock or a new Warrant unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of any applicable transfer or stamp taxes or shall have established to the reasonable satisfaction of the Company that such taxes have been paid or are not due and owing.

9.       LOSS OR MUTILATION

                  Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

10.      OFFICE OF THE COMPANY

                  As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 105 Carnegie Center, Princeton, NJ 08540. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

11.      REGISTRATION RIGHTS

                  Red Basin, LLC and Affiliated Permitted Transferees (as defined in the Stock Purchase Agreement) shall be entitled to the benefit of the registration rights set forth as Exhibit C to the Stock Purchase Agreement in respect of the Warrants and the Warrant Stock.

                  11.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

                  11.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a) if to any Holder of this Warrant or holder of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

                  (b) if to the Company, at its Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been delivered to Federal Express or another overnight courier service.

                  11.3 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  11.4 Remedies. Each holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

                  11.5 Successors and Assigns. Subject to the provisions of Sections 3.1, 8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, to the extent applicable, all holders of shares of Warrant Stock issued upon the exercise hereof (including permitted transferees), and shall be enforceable by any such holder.

                  11.6 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and holders of Warrants exercisable for the purchase of more than fifty percent (50%) of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all then outstanding Warrants, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the holder thereof.

                  11.7 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  11.8 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  11.9 GOVERNING LAW; JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT IT IS ACKNOWLEDGED THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK CITY.




                           (The balance of this page is intentionally left
blank.)


                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer with effect from the date first set forth above.

                                            RCN CORPORATION



                                            By:_________________________
                                                  Name:
                                                  Title:


                                                                     ANNEX A

                             SUBSCRIPTION FORM

             [To be executed only upon an exercise of Warrant]


                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Common Stock and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is ________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                       -------------------------------
                                       (Name of Registered Owner)

                                       -------------------------------
                                       (Signature of Registered Owner)

                                       -------------------------------
                                       (Street Address)

                                       -------------------------------
                                       (City)     (State)   (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.






                                                                    ANNEX B

                              ASSIGNMENT FORM


                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:



  Name and Address of Assignee               Number of Shares of Common Stock
  ----------------------------               --------------------------------


and does hereby irrevocably constitute and appoint ________ _____________ attorney-in- fact to register such transfer onto the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:___________________                   Print Name:___________________


                                             Signature:_____________________


                                             Witness:______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.